UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 19, 2015

INTERCORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54012	27-2506234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 South Congress Avenue - Suite 103

Delray Beach, FL 33445

(Address of principal executive offices) (zip code)

(561) 900-3709

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.03 Bankruptcy or Receivership

As previously announced in our Form 8-Ks filed with the Commission on April 13, 2015 and May 13, 2015, on April 7, 2015, InterCore Canada Research Inc. ("ICR"), (formerly SRG International, Inc., and one of InterCore, Inc.’s wholly-owned Canadian subsidiaries), filed a Notice of Intention with the Superior Court (Commercial Division – In matters of Bankruptcy and Insolvency) of the District of Montreal, Province of Quebec, Canada, to make a proposal pursuant to the provisions of the Canadian Bankruptcy and Insolvency Act. The matter is entitled In the Matter of the Notice of Intention to Make a Proposal of InterCore Canada Research Inc., Debtor, and Ernst & Young Inc. (Martin Rosenthal, CPA, CA CIRP, Designated Person), Trustee, Case No. 500-11-048541-151 (the “Matter”). The primary purpose of this filing was to maintain the status quo with respect to ICR’s assets and business, give us the ability to investigate reports by certain members of ICR’s staff regarding the potential misuse of funds by certain members of ICR’s former senior management team, and, if necessary, provide us with the ability to restructure the Company. As a result of the filing, we were afforded the opportunity to prepare a proposal to reorganize ICR and present it to the Court by May 7, 2015. Approval by the Court of such a proposal would remove ICR from the current proceedings.

On May 7, 2015, we filed a motion with respect to, and the Court approved, a First Order Extending the Time to File a Proposal and Authorizing Various Charges on the Assets of the Debtor (the “First Order”). The First Order extended the time we have to make such a proposal until June 19, 2015.

We did not make a proposal by the extended deadline of June 19, 2015, and, therefore, at the close of business on June 19, 2015, the reorganization proceeding automatically converted into a liquidation proceeding. As a result, the trustee in the Matter has begun the process of collecting all ICR’s assets with the plan to distribute such assets, or the proceeds from the sale of such assets, to ICR’s creditors in the order of preference under Canadian law. We do not believe such a liquidation proceeding will materially impact the intellectual property related to our main product line, DADS™ (Driver Alertness Detection System™), which remains in the direct control of InterCore, Inc. We plan to continue with the development and deployment of the DADS™ service through a different subsidiary, under the supervision of ICOR’s management team.

Our management’s investigation of the accusations of the potential misuse of funds at ICR, which was the primary cause of the filing of the Matter, continues to the best of our management’s ability given the limited resources we have to investigate the accusations.

As more information becomes available and this matter progresses, we will make additional filings to announce such developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2015	InterCore, Inc.
a Delaware corporation

/s/ James F. Groelinger
By: James F. Groelinger
Its: Chief Executive Officer